Exhibit 32.0

CERTIFICATION
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Sterling Construction Company, Inc., a Delaware corporation (the “Company”), does hereby certify that:

The Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 (the “Form 10-Q”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Form 10-Q fairly represents, in all material respects, the financial condition and results of operations of the Company.

Date: May 9, 2007	By:	/s/ Patrick T. Manning
Patrick T. Manning
Chief Executive Officer

Date: May 9, 2007	By:	/s/ Maarten D. Hemsley
Maarten D. Hemsley
Chief Financial Officer

This certification shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that section. This certification will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.